** DATA PAGE **                                    CONTRACT NUMBER


                                                      ANNUlTANT


                                                RIGHT TO EXAMINE AND
                                                   RETURN CONTRACT
                                                   WITHIN 20 DAYS


                                             You may return this contract
                                             within 20 days after receiving
                                             it. It may be delivered or
                                             mailed to us or the agent
                                             through whom it was purchased.
                                             The contract shall then be
                                             deemed void from the start.
                                             Any premium paid will be
                                             returned.


                                                 TAX SHELTERED GROUP
                                                  VARIABLE ANNUITY

                                             Funds in one or more Divisions
                                             of Separate Account No. 2 and
                                             General Account. Individual
                                             Allocation.

                                             All installments and values
                                             provided by this contract,
                                             when based on investment
                                             experience of one or more
                                             Divisions of Separate Account
                                             No. 2, are variable and are
                                             not guaranteed as to fixed
                                             dollar amounts.





This contract is a legal contract between the Group Contract Owner and General American.
PLEASE READ YOUR CONTRACT CAREFULLY.

ISSUED BY:     GENERAL AMERICAN LIFE INSURANCE CO.
               A Mutual Company
               P.O. BOX 14490
               ST. LOUIS, MISSOURI 63178


10015                              0.01
(7/87)


                    ALPHABETIC GUIDE TO YOUR CONTRACT

Page                                         Page
4.02 Addition, Deletion, or Substitution     6.01  Death Benefits
     of Investments                          3.01  Definitions
5.01 Annuity Provisions                      6.02  General Provisions
6.03 Beneficiary                             6.01  Termination Benefits
4.01 Contributions, Charges, and             4.02  Transfers
     Withdrawals                             4.02  Valuation

Supplemental Agreements, Modifications and Amendments, if any, and a copy of the Application are found following the final section.

                                   0.02

                       CONTRACT SPECIFICATIONS


CONTRACT OWNER:

CONTRACT NO.:

CONTRACT DATE:

EXECUTION DATE:

EXECUTED AT:

DELIVERED IN:

GENERAL ACCOUNT MAXIMUM WITHDRAWAL PERCENTAGE LIMIT:        25%


                                   1.01

                            ENDORSEMENTS





                                   1.02

                    1.      DEFINITIONS

ACCUMULATION UNIT   This is an accounting method we use to determine the
                    value of your contract prior to the Annuity Commencement
                    Date. This unit will be valued on each Business Day as of the time of the closing of the New York Stock Exchange.

ANNUITANT           A participant who is receiving annuity installments
                    under this contract.

ANNUITY This is a series of installments provided under this contract for a Participant by application of the dollar value of accumulation units in his individual account.

ANNUITY             This is the date upon which annuity installments begin,
COMMENCEMENT        as elected by the participant.
DATE

ANNUITY UNIT        An accounting method used to determine the amounts
                    payable to an Annuitant on and after the Annuity
                    Commencement Date. This unit will be valued on each Business Day as of the time of the closing of the New
                    York Stock Exchange.

BUSINESS DAY        This is a day on which both we and the New York Stock
                    Exchange are open for business. Each Business Day ends at the time the New York Stock Exchange closes.

CONTRACT            An anniversary of the contract date.
ANNIVERSARY

CONTRACT YEAR       Any period of one year commencing with the contract
                    date or with any contract anniversary.

FUND                One of the installment portfolios of General American
                    Capital Company.

GENERAL ACCOUNT     An account which consists of all assets of the company
                    other than those in Separate Account No. 2 or any other segregated investment account.

GENERAL AMERICAN    A company we control which is registered with the
CAPITAL COMPANY     Securities and Exchange Commission of the U.S. government
                    as an investment management company.

INDIVIDUAL          The sum of the Accumulation Units credited to a
ACCOUNT             participant.

PARTICIPANT         An employee for whom an application has been submitted
                    and for whom a contribution has been made.

PARTICIPANT'S       An anniversary of the date on which a Participant's
ANNIVERSARY         Individual Account is established in accordance with the
                    terms of this contract.

PLAN An arrangement whereby individual certificates are issued to certain 501 (c)3 organizations and school districts.

SEPARATE            Separate investment account organized as a unit investment
ACCOUNT NO. 2       trust established by us in accordance with Missouri law.

WE, US, AND OUR     General American Life Insurance Company.

YOU, YOUR           The owner of this contract. The owner is as shown in
                    the application unless later changed as provided in this contract.

VALUATION           A valuation period for the Assets in Divisions of Separate
OF ASSETS           Account No. 2 is the period between successive Business
                    Days. It begins at the close of business each Business
                    Day and ends at the close of business of the next succeeding Business Day.

                                   3.01

                    2.   CONTRIBUTIONS, CHARGES, AND WITHDRAWALS

PAYMENT OF          All contributions shall be paid by you directly to us at
CONTRIBUTIONS       our Home Office in St. Louis, Missouri.

APPLICATION OF      We shall first deduct from any contribution for a
CONTRIBUTIONS       Participant the premium for any optional benefits provided by a supplemental agreement. Deductions for any applicable premium taxes on the remaining contribution shall then be made by us from each contribution received. The balance of each contribution remaining after these deductions is the net contribution. We shall apply such net contribution to provide for Accumulation Units in the General Account or one or more Divisions of Separate Account No. 2 or both as elected by you. The number of General Account or Divisions of Separate Account No. 2 Accumulation Units credited to the Participant's Individual Account shall be determined by dividing the applicable portion of the net contribution by the appropriate Accumulation Unit value next determined after such contribution is received by us at the Home
                    Office. The number of Accumulation Units so provided shall not be changed by any subsequent change in the Accumulation
                    Unit value.

CONTINGENT          Upon surrender of the contract or partial withdrawal of
DEFERRED            funds on deposit, General American will apply a contingent
SALES CHARGE        deferred charge. Charges for partial withdrawal will be
                    deducted from the individual's account value remaining after the distribution of the partial withdrawal (i.e., the total amount deducted from the individual's account value will be a combination of the amount paid to the individual plus the charge). In the case of a full surrender the surrender charge is deducted from the amount paid to the Contract Owner. The contingent deferred sales charge will never be more than the lesser of 9% of total net contributions to the contract or the percentage of the amount received by the Contract Owner or participant shown in the following schedule:

                          Participant's
                       Individual Account         Surrender/Withdrawal
                          Contract Year                  Charges
                                1                          9%
                                2                          8%
                                3                          7%
                                4                          6%
                                5                          5%
                                6                          4%
                                7                          3%
                                8                          2%
                                9                          1%

                    There will be no contingent deferred sales charge after the ninth contract year. In addition, contingent deferred sales charges are not applied in the event of death, or disability, while this contract is in force, or annuitization after five contract years. If you are within the nine year deferred sales charge period (the first nine contract years), you may withdraw up to 10% of the account value per year without incurring a contingent deferred sales charge.

                    The contingent deferred sales charge will be allocated pro rata among the Divisions of Separate Account No. 2 and the General Account based on the values held in the Divisions of Separate Account No. 2 and the General Account prior to the surrender.

PARTIAL WITHDRAWAL  You may, at the direction of the Participant, make a partial withdrawal from any Participant's Individual Account upon satisfactory written request received by us at our Home Office prior to the Annuity Commencement Date. No such withdrawal shall be less than $100.00. Unless otherwise specified in the request, the withdrawal shall be made based on the current allocation of the contributions to the General Account and one or more of the Divisions of Separate Account No. 2. The units will be withdrawn at the unit value next determined after

                                   4.01
                    written request is received by us at our Home Office or after the beginning of the date of withdrawal specified, whichever is later. (See Contingent Deferred Sales Charge above.)

CASH SURRENDER      You may, at the direction of the Participant, surrender
                    this contract for its Net Accumulated Value. During the first nine contract years, we shall deduct a surrender charge from the accumulated value of the contract as of the date of surrender. (See Contingent Deferred Sales Charge.)
                    We may defer payment of the Net Accumulated Value for a period of six months.

TRANSFERS           A Participant may transfer amounts as follows:

                       Between the General Account and one or more of the Divisions of Separate Account No. 2; or

                       Among the Divisions of Separate Account No. 2.

                    These transfers will be subject to the following rules:

                       We must receive a written request for transfer. Transfers from or among the Divisions of Separate Account No. 2 may be made at anytime and must be at least $100.00 or the entire amount of a Division, if smaller.

                       Transfers from the General Account to the Divisions of Separate Account No. 2 may be made once each year on the contract's anniversary date and must be at least $100.00. The maximum allowable shall be a percentage, as set forth on the Contract Specifications page, of the contract accumulated value on the prior contract anniversary.

                       We may revoke or modify the transfer privilege at any time, including the minimum amount for a transfer and the transfer charge, if any.

                    3. ADDITION, DELETION, OR SUBSTITUTION OF INVESTMENTS We reserve the right, as far as law allows, to make additions to, deletions from, or substitutions for the shares of a Fund that are held by Separate Account No. 2 or that Separate Account No. 2 may purchase. We reserve the right to eliminate the shares of any of the Fund of General American Capital Company and to substitute shares of another Fund of General American Capital Company or of another registered open-end investment company, if the shares or Funds are no longer available for investment or if in our judgement, further investment in any Fund should become inappropriate in view of the purpose of the contract. We will not substitute any shares attributable to the owner's interest in a Division of Separate Account No. 2 without at least 30 days notice to the owner and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940. This will not prevent Separate Account No. 2 from purchasing other securities for other series or classes of contracts, or from permitting conversion between series or classes of contracts on the basis of requests made by owners.

                    We reserve the right to establish additional Divisions of Separate Account No. 2, each of which would invest in a new Fund of General American Capital Company or in shares of another open-end investment company and to make such Divisions available to whatever class or series of contracts we choose. We also reserve the right to eliminate or combine existing Divisions of Separate Account No. 2 or to transfer assets between Divisions.

                    If we consider it to be in the best interest of persons having voting privileges under the contracts, Separate Account No. 2 may be operated as a management company under the Investment Company Act of 1940. It may be deregistered under that Act in the event registration is no longer required. It may be combined with other separate accounts; or its assets may be transferred to other separate accounts.

                    4.      VALUATION PROVISION

NET INVESTMENT      The General Account Net Investment Factor for any Business
FACTOR              Day is 1.0 plus a rate of investment income that we will
                    declare in advance. We guarantee that the rate will be no less than 4 percent per year compounded annually.

                                   4.02

                    The Separate Account will have a Net Investment Factor for any Business Day which is the aggregate of the Net Investment Factor of its various Divisions.

                    A Division's Net Investment Factor measures the investment performance of such Division during a valuation period. The Net Investment Factor for each Division for a valuation period is calculated as follows:

                       The value of the assets at the end of the preceding valuation period; plus

                       The investment income and capital gains realized or unrealized --- credited to the assets in the valuation period for which the net investment factor is being determined; minus

                       The capital losses, realized or unrealized, charged against those assets during the valuation period; minus Any amount charged against each Division for taxes, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus A charge not to exceed (.002753)96 of the assets for each day in the valuation period. This corresponds to 1.00% per year for mortality and expense risks; divided by

                       The value of the assets at the end of the preceding valuation period.

ACCUMULATION        The initial value of each Division of a Separate Account
UNIT VALUE          No. 2 Accumulation Unit was established at $10.00 as of the end of the Business Day on October 1, 1987, and the value of a General Account Accumulation Unit was established at $10.00 as of the end of the Business Day on April 1, 1982.
                    The value of the respective Accumulation Unit is determined at the end of any later Business Day. The value is determined by multiplying the Accumulation Unit value for the end of the immediately preceding Business Day by the Net
                    Investment Factor for such later Business Day.

ANNUITY UNIT        The initial value of each Division of Separate Account No.
VALUE               2's Annuity Unit was established at $10.00 as of the end of the Business Day on October 1, 1987, and the value of a General Account Annuity Unit was established at $10.00 at the end of the Business Day on April 1, 1982. This value may increase or decrease from day to day based on investment results. The value of the respective Annuity Unit is determined at the end of any later Business Day. The value is determined by multiplying such value for the end of the preceding Business Day by the product of (a) .99989256 once for each calendar day between the end of the sixth preceding
                    Business Day and the end of the fifth preceding Business
                    Day and (b) the net investment factor for the fifth
                    Business Day preceding such Business Day.

VALUATION           Assets in a Division of Separate Account No. 2 shall be
OF ASSETS           valued at the end of each Business Day at their fair market value or, where there is no readily available market, at their fair value as determined by us, in accordance with recognized accounting procedures. Direct expenses involved in the purchase or sale of assets for a Division of Separate
                    Account No. 2, including, but not limited to, brokerage commission, exchange fees, taxes, and postage, shall be included in such valuation.

                                   4.03

                    5.      ANNUITY PROVISIONS

NOTICE TO           You shall notify us at least 3O days in advance to effect
EFFECT AN           an Annuity for a Participant on his Annuity Commencement
ANNUITY             Date.

ELECTION OF         You may specify the Annuity option under which installments
OPTIONAL            are to be made to an Annuitant provided such notification is
ANNUITIES           received by us at least 30 days prior to the Annuity
                    Commencement Date. In the absence of such an election, the retirement Annuity will be a life Annuity with 120 installments guaranteed.

                    If option 2 or 5 is elected, installments may not be guaranteed for a period longer than the life expectancy of the Annuitant.

ANNUITY OPTIONS     (See Annuity Option Tables at the end of this contract.) At the maturity of this contract, the proceeds may be placed under any of the following options:

                    OPTION 1.    LIFE ANNUITY. We will pay a monthly income
                                 during a Participant's lifetime. The income will cease with the last installment preceding the death of that Participant.

                    OPTION 2.    LIFE ANNUITY WITH 60, 120, 180, OR 240 MONTHLY
                                 INSTALLMENTS GUARANTEED. We will pay a monthly income during a Participant's lifetime with the guarantee that if, at death of the Participant, installments have been made for less than 60 months, 120 months, 180 months, or 240 months, as elected, installments will be continued to the Beneficiary during the remainder of the elected period.

                    OPTION 3.    UNIT REFUND LIFE ANNUITY. We will pay a
                                 monthly income during a Participant's lifetime that will cease with the last installment due prior to the death of that Participant, with the guarantee that, at the death of the payee, the Beneficiary will receive an additional payment of the dollar value of the number of Annuity Units equal to the excess, if any, of
                                 (a) over (b) where (a) is the total applied under the option divided by the Annuity Unit value at the Annuity Commencement Date and (b) is the number of Annuity Units represented by each installment multiplied by the number of installments made. Such dollar value will be determined by multiplying the above number of Annuity Units by the Annuity
                                 Unit value on the Business Day coincident with or next following the date on which written notice of death is received by us at our Home
                                 Office.

                    OPTION 4.    JOINT AND SURVIVOR INCOME FOR LIFE. We will
                                 pay monthly installments jointly to two payees if both are living when the installments become payable. The Annuitant will be designated as primary payee. Full installments will continue so long as the primary payee is living. If the primary payee dies after installments begin, full installments or installments of 1/2 or 2/3, (whichever you elected when applying for this option) will continue to the other payee during his or her lifetime.

                    OPTION 5.    INCOME FOR A FIXED PERIOD. We will pay the
                                 proceeds in equal installments over a period of from 3 to 30 years. The amount of each installment will be based upon the period and the frequency of the installments selected from Option 5 Table.

                    OPTION 6.    INCOME OF A FIXED AMOUNT. We will pay the
                                 proceeds in equal installments in the amount and at the intervals agreed upon until the proceeds applied under this option, with interest credited at the current annual rate, are exhausted. The final installment will be for the then remaining balance only. At anytime the then current payee may withdraw the remaining balance in a single payment.

                                   5.01

DATE OF PAYMENT     The first payment under any option shall be made on the
                    Annuity Commencement Date or upon the date of surrender or as of the date on which written notice of death is received by us at the Home Office, as applicable.


ALLOCATION          When you elect one of the first five annuity options, you
                    may further elect to have the of Annuity annuity purchased in the form of the variable annuity, guaranteed annuity, or a combination of both. If you elect option 6 you may specify whether the Net Investment Factor for one or more of the Divisions of Separate Account No. 2 or the General
                    Account is to apply, or whether the amount due shall be split among the various Divisions of Separate Account No.
                    2 and the General Account.

                    If no election is made to the contrary on these options, that portion of accumulated value in Separate Account No. 2 will be applied to provide a variable annuity and that portion in the General Account will be applied to provide a guaranteed annuity.

                    We guarantee that the dollar amounts of variable annuity benefits will not be adversely affected by our actual expense and mortality results.

MINIMUM AMOUNTS     The minimum amount to be placed under an option is $5,000, and the minimum amount of any payment is $50 per month, unless these minimums are waived or changed by us.

GUARANTEED          We use a guaranteed effective annual rate of 496 in
ANNUITY OPTION      computing payments under all options.
INTEREST RATE

FIRST PAYMENT       We shall make the first payment as of the option effective date.

PAYEE A Participant who receives benefits under an option is a payee. A payee must be a natural person receiving benefits in his or her own right, or be a legal guardian. With our consent, the payee may be a trustee, assignee, corporation, or partnership.

                    If a payee dies on or after the Annuity Commencement Date, any unpaid contract proceeds must be paid under the method of payment being used as of the date of his or her death.

CONTINGENT PAYEE    The payee may name contingent payees, subject to any
                    restrictions under an annuity option chosen during the Annuitant's lifetime, under the following conditions:

                    (1)     If you are the payee; or

                    (2) If, at any time after the Annuitant's death and during the option period, no previously named contingent payee is living.

                    The named Contingent Payee will be disregarded if making that person or entity the Contingent Payee would prevent treatment of this contract as an annuity for federal income tax purposes.

                    Designations made by the payee under these provisions may be changed by the payee. Such changes must be made by written request satisfactory to us. Changes will only take effect when we accept them in writing at our Home Office. At that time, the contingent interest of any other person is terminated as of the date the payee signed the request, whether or not the payee is living when we receive the request.

                                   5.02

LIFE INCOME         Life Income Options are based on the payee's age nearest
OPTIONS             birthday on the annuity option effective date. We have the right to require satisfactory proof of age. If age has been incorrectly stated, the proper adjustments in payments will be made. We may also require proof that the payee is living on any payment due date.

DEATH OF PAYEE      If a payee dies, any installments still payable under a
                    specified certain period will be paid as they become due to the surviving or next succeeding payee. If no designated payee survives, the commuted value of any unpaid installments will be paid in one sum to the estate of the last payee to die.

RIGHTS UNDER        No payee has the right to make any change in the provisions
ANNUITY OPTIONS     of the agreement or to receive the benefits in any manner
                    other than that stated in the agreement, unless such right was reserved in the agreement. We will not make any payments in advance, nor commute installments under any life income option.

BASIS OF            Commutation of installments for other than life income
COMMUTATION         options will be at the effective annual rate of 496
                    compounded annually.

EXTENDED            Provisions for settlement of benefits different from those
PROVISIONS          stated in this contract may only be made upon written
                    agreement with us.

COMPANY LIABILITY   We shall be fully discharged by any payment we make
                    before a written request for an election, change, or revocation was made and is received in our Home Office.

                                   5.03

                    6.      DEATH BENEFITS

DEATH BENEFITS      When we receive due proof of the death of the Annuitant
                    that occurs before the Annuity Commencement Date, we will pay to the Beneficiary the accumulated value of the contract. This payment includes interest from the date of death to the date of settlement at an annual rate determined by us, but not less than that required by law.
                    If the Participant dies before the Annuity Commencement
                    Date, this contract will no longer be in force. We will pay the Participant's interest in the contract to the Beneficiary in a lump sum upon receiving proof of the Participant's death.

                    This payment must be made within five (5) years after the date of the Participant's death.

                    If, however, the Participant or the Beneficiary make a written choice of one of the two options described below, and if the Participant's choice is clear to us, we will treat the proceeds as the Participant or the Beneficiary have chosen. The two options are:

                    (i) Leave the proceeds of the contract with us as provided under Option 6 of the Annuity Provisions Section of this contract. Any amount remaining unpaid under Option 6 will, however, be paid in a lump sum to the Beneficiary before the end of the fifth year after the Participant's death.

                    (ii) Buy an immediate annuity for the Beneficiary, who will be the owner and Annuitant. Payments under the Annuity, or under any other method of payment we make available, must be for the life of the Beneficiary, or for a number of years that is not more than the life expectancy of the Beneficiary at the time of the Participant's death (as determined for federal tax purposes), and must begin within one year after the Participant's death.

                    However, if the Participant dies before the Annuity Commencement Date and the Participant's spouse is the Beneficiary, no proceeds will be paid to him or her, instead, this contract continues with the Participant's surviving spouse as the new owner.

                    If no Beneficiary survives the Participant and the Participant dies before the Annuity Commencement Date, payment of the proceeds will be made in a lump sum to the Participant's estate.

                    The accumulated value of a Participant's Individual Account, shall, for the purposes of this provision, be that value as determined after written notice of death is received by us at our Home Office.

                    7.      TERMINATION BENEFITS

TERMINATION         Upon termination of participation prior to the Annuity
BENEFITS            Commencement Date, the Participant may elect with respect to the Accumulation Units in his Individual Account:

                    (a) to have the accumulated value applied to provide Annuity payments under one of the options described in section 5; or

                    (b) to leave the accumulated value in the contract, in which case the number of Accumulation Units in his Individual Account will remain fixed, but the value thereof will vary as described in section 4; or

                    (c) to receive the accumulated value on the basis of the Accumulation Unit value next determined after the written request for surrender is received by us at our Home Office; or

                    (d) to convert to an Individual Variable Annuity Contract, if appropriate individual contracts are issued by us on the effective date of termination, on the basis set forth by us at the

                                   6.01
                            time of such conversion.

                    8.  GENERAL PROVISIONS

CERTIFICATES        We shall issue to you for delivery to each Participant
                    an individual certificate setting forth in substance the benefits to which each Participant is entitled under this contract. The word "certificate" as used herein shall include certificate riders and certificate supplements, if any.

                    We will provide to you and the Participants such information and reports as the laws and regulations of the appropriate jurisdiction shall require.

GENERAL PROVISIONS  Whenever any payment hereunder shall be contingent
GOVERNING ANNUITY   upon the survival of some person, evidence of such person's
PAYMENTS            survival must be furnished to us either by personal
                    endorsement by such person of the check drawn for such payment or by other evidence satisfactory to us.

FACILITY OF         If any payee under this contract is a minor or is, in
PAYMENT             our judgment, otherwise legally incapable of personally
                    receiving and giving a valid receipt for any payment due him under this contract, we may, unless and until claim shall have been made by a duly appointed guardian or committee of such payee, make such payment, or any part of it, to any person or institution then in our judgment contributing toward, or providing for, the care and maintenance of such person. Such payment shall completely discharge our liability with respect to the amount so paid.

SPENDTHRIFT CLAUSE  The benefits under this contract shall not be assigned, transferred, commuted, anticipated or encumbered and, to the extent permitted by law, shall be exempt from attachment and otherwise free from the claim of creditors.

PERSONAL DATA       You shall furnish any information or evidence which we
                    may reasonably require in order to administer this contract. If you cannot furnish any required item of information, we may request that any other person concerned furnish such information. We shall not be liable for the fulfillment of any obligations in any way dependent on such information until we receive such information in a form satisfactory to us.

                    Information furnished to us may be corrected for demonstrated errors therein unless we have already acted to our prejudice by relying on such information. Any records prepared by us from information furnished as described above shall constitute prima facie evidence as to the truth of the information so recorded.

MISSTATEMENT OF     If the date of birth of any person on whose life any
ESSENTIAL FACTS     payment hereunder is based has been misstated, any amount
                    payable under this contract with respect to such person shall be such as the value of the Participant's Individual
                    Account would have purchased based on the correct date of birth. Any underpayment(s) as a result of a misstatement will be paid in one lump sum to the annuitant. Any overpayment(s) as a result of a misstatement will be deducted from the current or succeeding payment(s) due under the contract.

MODIFICATION OF     This contract along with any attached riders may be
THIS CONTRACT       modified at any time, subject to the laws of the
                    jurisdiction in which it is delivered, by written agreement between you and us. No such modification shall adversely affect Accumulation Units or annuity units credited to Participants or Annuitants prior to the effective date of such modification unless it is deemed advisable to make such change of retroactive effect in order to meet the requirement of any law or regulation issued by any governmental agency or unless all affected Participants consent thereto.

                                   6.02

                    We may not make any unilateral change in this contract prior to the third Contract Anniversary, except as required in order to make this contract conform with any law or regulation issued by any governmental agency. On the third Contract Anniversary or any later Contract Anniversary we may change this contract in any respect provided that (a) any such modification will not affect in any way the amount or terms of any Annuity purchased prior to the effective date of such modification, and (b) any such modification shall not change (i) the amount of deductions from withdrawals, (ii) any factor used in determining Accumulation or Annuity Unit values, or (iii) any factor used to determine the amount of any Annuity installment as it applies to Accumulation Unit purchases by contributions in any year not in excess of twice the first annual contribution for Participants who were in the plan prior to the effective date of such change. We shall give you a written notice of any such modification at least 90 days prior to the effective date thereof.

                    Any portion of an increase in the annual contribution which causes the annual contribution to exceed twice the first annual contribution will be subject to the contract provisions effective at the time of the increase. These provisions will remain applicable so long as the annual contribution is continued at that level.

CONTRACT This contract along with any attached rider(s) and your application, a copy of which is attached and made a part thereof, constitute the entire contract.

                    No change or modification of this contract and its rider(s) or waiver of its conditions, can be made or will be valid unless made in writing and signed by our President, a Vice President or Secretary.

                    We reserve the right to terminate this contract if the plan ceases to be qualified under the Internal Revenue Code or any other law.

BENEFICIARY         A Participant may designate a Beneficiary to receive
                    any death benefit that may become payable at or after his death as a result of the operation of the plan, and may change such designation from time to time except in regard to a contingent Annuitant after the Participant begins receiving installments while the Joint and Survivor Income For Life annuity option is in effect.
                    Any designation or change shall be made by written notice in a form satisfactory to us and filed at our Home Office, and when it is received, the designation or change shall relate back and take effect as of the date it was signed, whether or not the Participant is living at the time of the receipt of such written notice. A Beneficiary who becomes entitled to receive benefits under the plan may also designate in the same manner, a Beneficiary to receive any death benefit that may become payable under the plan at or after his death.

RELATION OF         We shall have exclusive and absolute ownership and
THIS CONTRACT       control of the assets of both our General Account and our
TO DIVISIONS        Divisions of Separate Account No. 2. Our method of
OF SEPARATE         determination of the value of an Accumulation Unit (or an
ACCOUNT NO. 2       Annuity Unit) will be conclusive upon you, any Participant, and any Beneficiary.

                    The variable annuity benefits of this contract are funded solely from the assets of the Divisions of Separate Account No. 2 of which it is an obligation and except to the extent of such limited expense and mortality guarantees, shall have no claim against any of our other assets.

                    The assets allocated to the Divisions of Separate Account No. 2 may be invested in any class of investments which we are permitted to make in accordance with the laws of Missouri, as amended from time to time, and in accordance with the resolution adopted by our Board of Directors applicable to such Divisions. The investment or reinvestment of such assets shall be determined by us at our sole discretion. The investment income and gains or losses from the assets in the Divisions of Separate Account
                    No. 2 shall be credited or charged against the various Divisions without regard to our other investment income or gains or losses.

                                   6.03

                    The portion of the assets of the Divisions of Separate Account No. 2 equal to the reserves and other contract liabilities with respect to the Divisions of Separate Account No. 2 shall not be chargeable with liabilities arising out of any other business that we may conduct.

ANNUAL DIVIDENDS    Your contract shares in our divisible surplus while it is
                    in force prior to the Annuity Commencement Date. Each year we will determine the share of divisible surplus, if any, accruing to your contract. Investment results are credited directly through the changes in the value of the Accumulation Units and Annuity Units. Also, most mortality and expense savings are credited directly through decreases in the appropriate charges. Therefore, the company expects little or no divisible surplus to be credited to your contract.

DEFERMENT           Any payment from the General Account upon partial
                    withdrawal or termination of a Participant may be deferred by us for a period not exceeding six months after receipt of application, or the maximum period permitted by law if less than six months.

LIMITATION ON       Annuity installments to any Annuitant may be decreased if
BENEFITS            required by the plan. The commuted value of such decrease
                    shall be distributed as you direct.

                                   6.04

                                              ANNUITY OPTION TABLES

                                                 FOR EACH $1,000
-----------------------------------------------------------------------------------------------------------------------------
         OPTION 1                             OPTION 2                             OPTION 3                 OPTION 5
-----------------------------------------------------------------------------------------------------------------------------
AGE OF     LIFE        60 MONTHS      120 MONTHS     180 MONTHS    240 MONTHS        UNIT                 INCOME FOR A
PAYEE    ANNUITY        GUARANTY       GUARANTY       GUARANTY      GUARANTY        REFUND                FIXED PERIOD
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                      YEARS        MONTHLY
                                                                                                     CERTAIN    INSTALLMENTS
                                                                                                    -------------------------
45       $ 4.27         $ 4.26          $4.25          $4.23          $4.20          $4.17
46         4.31           4.31           4.30           4.27           4.24           4.21
47         4.36           4.36           4.34           4.31           4.27           4.25
48         4.42           4.41           4.39           4.36           4.32           4.29              3         $29.39
49         4.47           4.46           4.44           4.41           4.36           4.34              4          22.47
-----------------------------------------------------------------------------------------------------------------------------
50         4.53           4.52           4.50           4.46           4.40           4.38              5          18.32
51         4.59           4.58           4.55           4.51           4.45           4.43              6          15.56
52         4.65           4.64           4.61           4.56           4.50           4.48              7          13.59
53         4.72           4.71           4.67           4.62           4.55           4.53              8          12.11
54         4.79           4.77           4.74           4.68           4.60           4.59              9          10.97
-----------------------------------------------------------------------------------------------------------------------------
55         4.86           4.85           4.81           4.74           4.65           4.64             10          10.06
56         4.94           4.92           4.88           4.80           4.71           4.70             11           9.31
57         5.02           5.00           4.95           4.87           4.76           4.76             12           8.69
58         5.10           5.08           5.03           4.94           4.82           4.83             13           8.17
59         5.19           5.17           5.11           5.01           4.88           4.90             14           7.72
-----------------------------------------------------------------------------------------------------------------------------
60         5.29           5.26           5.20           5.09           4.94           4.97             15           7.34
61         5.39           5.36           5.29           5.17           5.00           5.04             16           7.00
62         5.49           5.47           5.38           5.25           5.06           5.12             17           6.70
63         5.61           5.58           5.48           5.33           5.12           5.21             18           6.44
64         5.73           5.70           5.59           5.42           5.18           5.29             19           6.21
-----------------------------------------------------------------------------------------------------------------------------
65         5.86           5.82           5.70           5.51           5.24           5.39             20           6.00
66         6.00           5.96           5.82           5.60           5.31           5.48             21           5.81
67         6.15           6.10           5.95           5.69           5.37           5.58             22           5.64
68         6.32           6.26           6.08           5.79           5.43           5.69             23           5.49
69         6.49           6.42           6.21           5.89           5.48           5.80             24           5.35
-----------------------------------------------------------------------------------------------------------------------------
70         6.68           6.60           6.35           5.98           5.54           5.92             25           5.22
71         6.88           6.78           6.50           6.08           5.59           6.04             26           5.10
72         7.09           6.98           6.65           6.18           5.64           6.17             27           4.99
73         7.31           7.18           6.81           6.28           5.69           6.30             28           4.89
74         7.56           7.40           6.97           6.37           5.73           6.44             29           4.80
-----------------------------------------------------------------------------------------------------------------------------
75         7.82           7.64           7.14           6.47           5.77           6.59             30           4.72
76         8.09           7.88           7.31           6.55           5.81           6.74
77         8.39           8.14           7.48           6.64           5.84           6.91
78         8.71           8.41           7.65           6.72           5.87           7.07
79         9.05           8.70           7.83           6.80           5.89           7.25
-----------------------------------------------------------------------------------------------------------------------------
80         9.41           9.00           8.00           6.87           5.91           7.44
81         9.81           9.32           8.17           6.93           5.93           7.63
82        10.23           9.65           8.34           6.99           5.95           7.83
83        10.68           9.99           8.50           7.05           5.96           8.05
84        11.16          10.35           8.66           7.10           5.97           8.28
-----------------------------------------------------------------------------------------------------------------------------
85 &      11.68          10.72           8.81           7.14           5.98           8.49
OVER
-----------------------------------------------------------------------------------------------------------------------------

The mortality table used in computing annuity options under this contract is the 1983 Individual Annuity Mortality Table.

                                   7.01

                               ANNUITY OPTION TABLES (CONTD)

                                     FOR EACH $1,000

-------------------------------------------------------------------------------------------------------
              OPTION 4-MONTHLY INSTALLMENTS-JOlNT AND EQUAL TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                 AGE OF SECONDARY PAYEE
 PAYEE
-------------------------------------------------------------------------------------------------------
          45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
  50    $3.99    $4.01    $4.03    $4.05    $4.08    $4.10    $4.12    $4.14    $4.15    $4.17    $4.19
  51     4.01     4.03     4.05     4.07     4.09     4.11     4.14     4.16     4.18     4.20     4.22
  52     4.02     4.04     4.07     4.09     4.11     4.13     4.16     4.18     4.20     4.22     4.24
  53     4.03     4.06     4.08     4.10     4.13     4.15     4.18     4.20     4.22     4.25     4.27
  54     4.04     4.07     4.09     4.12     4.15     4.17     4.20     4.22     4.25     4.27     4.30
-------------------------------------------------------------------------------------------------------
  55     4.06     4.08     4.11     4.13     4.16     4.19     4.22     4.24     4.27     4.30     4.32
  56     4.07     4.09     4.12     4.15     4.18     4.21     4.23     4.26     4.29     4.32     4.35
  57     4.08     4.11     4.13     4.16     4.19     4.22     4.25     4.28     4.31     4.34     4.37
  58     4.09     4.12     4.15     4.18     4.21     4.24     4.27     4.30     4.33     4.37     4.40
  59     4.10     4.13     4.16     4.19     4.22     4.25     4.29     4.32     4.35     4.39     4.42
-------------------------------------------------------------------------------------------------------
  60     4.11     4.14     4.17     4.20     4.24     4.27     4.30     4.34     4.37     4.41     4.45
  61     4.11     4.15     4.18     4.21     4.25     4.28     4.32     4.36     4.39     4.43     4.47
  62     4.12     4.16     4.19     4.23     4.26     4.30     4.33     4.37     4.41     4.45     4.49
  63     4.13     4.16     4.20     4.24     4.27     4.31     4.35     4.39     4.43     4.47     4.51
  64     4.14     4.17     4.21     4.25     4.28     4.32     4.36     4.40     4.45     4.49     4.53
-------------------------------------------------------------------------------------------------------
  65     4.15     4.18     4.22     4.26     4.30     4.34     4.38     4.42     4.46     4.51     4.55
  66     4.15     4.19     4.23     4.27     4.31     4.35     4.39     4.43     4.48     4.53     4.57
  67     4.16     4.20     4.23     4.27     4.32     4.36     4.40     4.45     4.49     4.54     4.59
  68     4.16     4.20     4.24     4.28     4.32     4.37     4.41     4.46     4.51     4.56     4.61
  69     4.17     4.21     4.25     4.29     4.33     4.38     4.42     4.47     4.52     4.57     4.63
-------------------------------------------------------------------------------------------------------
  70     4.18     4.21     4.26     4.30     4.34     4.39     4.43     4.48     4.53     4.59     4.64
  71     4.18     4.22     4.26     4.30     4.35     4.40     4.44     4.49     4.55     4.60     4.66
  72     4.19     4.23     4.27     4.31     4.36     4.40     4.45     4.50     4.56     4.61     4.67
  73     4.19     4.23     4.27     4.32     4.36     4.41     4.46     4.51     4.57     4.63     4.68
  74     4.19     4.24     4.28     4.32     4.37     4.42     4.47     4.52     4.58     4.64     4.70
-------------------------------------------------------------------------------------------------------
  75     4.20     4.24     4.28     4.33     4.38     4.43     4.48     4.53     4.59     4.65     4.71
-------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                 AGE OF SECONDARY PAYEE
 PAYEE
----------------------------------------------------------------------------------------------
          56       57       58       59       60       61       62       63       64       65
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
   50   $4.21    $4.23    $4.24    $4.26    $4.20    $4.29    $4.31    $4.32    $4.34    $4.35
   51    4.24     4.26     4.20     4.29     4.31     4.33     4.34     4.36     4.38     4.39
   52    4.27     4.29     4.31     4.33     4.35     4.36     4.38     4.40     4.42     4.43
   53    4.29     4.32     4.34     4.36     4.38     4.40     4.42     4.44     4.46     4.47
   54    4.32     4.35     4.37     4.39     4.41     4.44     4.46     4.48     4.50     4.52
----------------------------------------------------------------------------------------------
   55    4.35     4.37     4.40     4.43     4.45     4.47     4.50     4.52     4.54     4.56
   56    4.38     4.40     4.43     4.46     4.48     4.51     4.54     4.56     4.58     4.61
   57    4.40     4.43     4.46     4.49     4.52     4.55     4.57     4.60     4.63     4.65
   58    4.43     4.46     4.49     4.52     4.55     4.58     4.61     4.64     4.67     4.70
   59    4.46     4.49     4.52     4.56     4.59     4.62     4.65     4.69     4.72     4.75
----------------------------------------------------------------------------------------------
   60    4.48     4.52     4.55     4.59     4.62     4.66     4.69     4.73     4.76     4.79
   61    4.51     4.54     4.58     4.62     4.66     4.70     4.73     4.77     4.81     4.84
   62    4.53     4.57     4.61     4.65     4.69     4.73     4.77     4.81     4.85     4.89
   63    4.55     4.60     4.64     4.68     4.73     4.77     4.81     4.85     4.90     4.94
   64    4.58     4.62     4.67     4.71     4.76     4.80     4.85     4.90     4.94     4.99
----------------------------------------------------------------------------------------------
   65    4.60     4.65     4.69     4.74     4.79     4.84     4.89     4.94     4.99     5.03
   66    4.62     4.67     4.72     4.77     4.82     4.87     4.93     4.98     5.03     5.08
   67    4.64     4.69     4.75     4.80     4.85     4.91     4.96     5.02     5.07     5.13
   68    4.66     4.71     4.77     4.83     4.88     4.94     5.00     5.06     5.12     5.18
   69    4.68     4.74     4.79     4.85     4.91     4.97     5.03     5.10     5.16     5.22
----------------------------------------------------------------------------------------------
   70    4.70     4.76     4.81     4.88     4.94     5.00     5.07     5.13     5.20     5.27
   71    4.71     4.77     4.84     4.90     4.96     5.03     5.10     5.17     5.24     5.31
   72    4.73     4.79     4.86     4.92     4.99     5.06     5.13     5.20     5.28     5.35
   73    4.75     4.81     4.87     4.94     5.01     5.09     5.16     5.24     5.31     5.39
   74    4.76     4.82     4.89     4.96     5.03     5.11     5.19     5.27     5.35     5.43
----------------------------------------------------------------------------------------------
   75    4.77     4.84     4.91     4.98     5.06     5.13     5.21     5.30     5.38     5.47
----------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
             OPTION 4-MONTHLY INSTALLMENTS-JOINT AND ONE-HALF TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                 AGE OF SECONDARY PAYEE
 PAYEE
-------------------------------------------------------------------------------------------------------
          45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
   50   $4.24    $4.26    $4.27    $4.28    $4.29    $4.30    $4.31    $4.32    $4.33    $4.34    $4.35
   51    4.28     4.29     4.30     4.31     4.33     4.34     4.35     4.36     4.37     4.38     4.40
   52    4.31     4.33     4.34     4.35     4.36     4.38     4.39     4.40     4.41     4.43     4.44
   53    4.35     4.36     4.38     4.39     4.40     4.42     4.43     4.44     4.46     4.47     4.48
   54    4.38     4.40     4.41     4.43     4.44     4.46     4.47     4.49     4.50     4.51     4.53
-------------------------------------------------------------------------------------------------------
   55    4.42     4.44     4.45     4.47     4.48     4.50     4.51     4.53     4.55     4.56     4.58
   56    4.46     4.48     4.49     4.51     4.52     4.54     4.56     4.57     4.59     4.61     4.62
   57    4.50     4.52     4.53     4.55     4.57     4.59     4.60     4.62     4.64     4.66     4.67
   58    4.54     4.56     4.57     4.59     4.61     4.63     4.65     4.67     4.69     4.70     4.72
   59    4.58     4.60     4.62     4.64     4.66     4.68     4.70     4.72     4.74     4.76     4.78
-------------------------------------------------------------------------------------------------------
   60    4.62     4.64     4.66     4.68     4.70     4.72     4.74     4.77     4.79     4.81     4.83
   61    4.67     4.69     4.71     4.73     4.75     4.77     4.79     4.82     4.84     4.86     4.88
   62    4.71     4.73     4.75     4.78     4.80     4.82     4.85     4.87     4.89     4.92     4.94
   63    4.76     4.78     4.80     4.83     4.85     4.87     4.90     4.92     4.95     4.98     5.00
   64    4.81     4.83     4.85     4.88     4.90     4.93     4.95     4.98     5.01     5.03     5.06
-------------------------------------------------------------------------------------------------------
   65    4.86     4.88     4.91     4.93     4.96     4.98     5.01     5.04     5.07     5.10     5.13
   66    4.91     4.93     4.96     4.99     5.01     5.04     5.07     5.10     5.13     5.16     5.19
   67    4.96     4.99     5.02     5.05     5.07     5.10     5.13     5.16     5.19     5.23     5.26
   68    5.02     5.05     5.08     5.10     5.13     5.17     5.20     5.23     5.26     5.30     5.33
   69    5.08     5.11     5.14     5.17     5.20     5.23     5.26     5.30     5.33     5.37     5.40
-------------------------------------------------------------------------------------------------------
   70    5.14     5.17     5.20     5.23     5.26     5.30     5.33     5.36     5.40     5.44     5.48
   71    5.20     5.23     5.26     5.29     5.33     5.36     5.40     5.44     5.47     5.51     5.55
   72    5.26     5.29     5.33     5.36     5.40     5.43     5.47     5.51     5.55     5.59     5.63
   73    5.33     5.36     5.39     5.43     5.47     5.50     5.54     5.58     5.62     5.67     5.71
   74    5.39     5.43     5.46     5.50     5.54     5.58     5.62     5.66     5.70     5.75     5.79
-------------------------------------------------------------------------------------------------------
   75    5.46     5.50     5.53     5.57     5.61     5.65     5.69     5.74     5.78     5.83     5.88
-------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                 AGE OF SECONDARY PAYEE
 PAYEE
----------------------------------------------------------------------------------------------
          56       57       58       59       60       61       62       63       64       65
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
   50   $4.36    $4.37    $4.38    $4.39    $4.40    $4.41    $4.42    $4.42    $4.43    $4.44
   51    4.41     4.42     4.43     4.44     4.45     4.45     4.46     4.47     4.48     4.49
   52    4.45     4.46     4.47     4.48     4.49     4.50     4.51     4.52     4.53     4.54
   53    4.50     4.51     4.52     4.53     4.54     4.55     4.56     4.57     4.58     4.59
   54    4.54     4.56     4.57     4.58     4.59     4.61     4.62     4.63     4.64     4.65
----------------------------------------------------------------------------------------------
   55    4.59     4.60     4.62     4.63     4.65     4.66     4.67     4.68     4.69     4.71
   56    4.64     4.65     4.67     4.68     4.70     4.71     4.73     4.74     4.75     4.77
   57    4.69     4.71     4.72     4.74     4.75     4.77     4.79     4.80     4.81     4.83
   58    4.74     4.76     4.78     4.80     4.81     4.83     4.85     4.86     4.88     4.89
   59    4.80     4.81     4.83     4.85     4.87     4.89     4.91     4.93     4.94     4.96
----------------------------------------------------------------------------------------------
   60    4.85     4.87     4.89     4.91     4.93     4.95     4.97     4.99     5.01     5.03
   61    4.91     4.93     4.95     4.97     5.00     5.02     5.04     5.06     5.08     5.10
   62    4.97     4.99     5.01     5.04     5.06     5.09     5.11     5.13     5.15     5.17
   63    5.03     5.05     5.08     5.10     5.13     5.16     5.18     5.20     5.23     5.25
   64    5.09     5.12     5.14     5.17     5.20     5.23     5.25     5.28     5.31     5.33
----------------------------------------------------------------------------------------------
   65    5.15     5.18     5.21     5.24     5.27     5.30     5.33     5.36     5.39     5.42
   66    5.22     5.25     5.29     5.32     5.35     5.38     5.41     5.44     5.47     5.51
   67    5.29     5.33     5.36     5.39     5.43     5.46     5.50     5.53     5.56     5.60
   68    5.36     5.40     5.44     5.47     5.51     5.54     5.58     5.62     5.65     5.69
   69    5.44     5.48     5.51     5.55     5.59     5.63     5.67     5.71     5.75     5.79
----------------------------------------------------------------------------------------------
   70    5.51     5.55     5.59     5.64     5.68     5.72     5.76     5.80     5.85     5.89
   71    5.59     5.64     5.68     5.72     5.77     5.81     5.86     5.90     5.95     5.99
   72    5.67     5.72     5.76     5.81     5.86     5.90     5.95     6.00     6.05     6.10
   73    5.76     5.80     5.85     5.90     5.95     6.00     6.05     6.10     6.16     6.21
   74    5.84     5.89     5.94     5.99     6.04     6.10     6.15     6.21     6.26     6.32
----------------------------------------------------------------------------------------------
   75    5.93     5.98     6.03     6.08     6.14     6.20     6.26     6.31     6.38     6.44
----------------------------------------------------------------------------------------------

                                   7.02

                               ANNUITY OPTION TABLES (CONTD)

                                     FOR EACH $1,000

-------------------------------------------------------------------------------------------------------
            OPTION 4-MONTHLY INSTALLMENTS-JOlNT AND TWO-THIRDS TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                 AGE OF SECONDARY PAYEE
 PAYEE
-------------------------------------------------------------------------------------------------------
          45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
   50   $4.16    $4.17    $4.19    $4.20    $4.22    $4.23    $4.24    $4.26    $4.27    $4.29    $4.30
   51    4.18     4.20     4.21     4.23     4.25     4.26     4.20     4.29     4.31     4.32     4.33
   52    4.21     4.23     4.24     4.26     4.28     4.29     4.31     4.33     4.34     4.36     4.37
   53    4.24     4.25     4.27     4.29     4.31     4.33     4.34     4.36     4.38     4.39     4.41
   54    4.26     4.28     4.30     4.32     4.34     4.36     4.38     4.39     4.41     4.43     4.45
-------------------------------------------------------------------------------------------------------
   55    4.29     4.31     4.33     4.35     4.37     4.39     4.41     4.43     4.45     4.47     4.49
   56    4.32     4.34     4.36     4.38     4.40     4.42     4.44     4.47     4.49     4.51     4.63
   57    4.35     4.37     4.39     4.41     4.44     4.46     4.48     4.50     4.52     4.55     4.57
   58    4.38     4.40     4.42     4.44     4.47     4.49     4.52     4.54     4.56     4.59     4.61
   59    4.41     4.43     4.45     4.48     4.50     4.53     4.55     4.58     4.60     4.63     4.65
-------------------------------------------------------------------------------------------------------
   60    4.44     4.46     4.48     4.51     4.54     4.56     4.59     4.61     4.64     4.67     4.69
   61    4.47     4.49     4.52     4.54     4.57     4.60     4.62     4.65     4.68     4.71     4.74
   62    4.50     4.52     4.55     4.58     4.61     4.63     4.66     4.69     4.72     4.75     4.78
   63    4.53     4.56     4.58     4.61     4.64     4.67     4.70     4.73     4.76     4.79     4.83
   64    4.56     4.59     4.62     4.65     4.68     4.71     4.74     4.77     4.81     4.84     4.87
-------------------------------------------------------------------------------------------------------
   65    4.59     4.62     4.65     4.68     4.72     4.75     4.78     4.81     4.85     4.88     4.92
   66    4.63     4.66     4.69     4.72     4.75     4.79     4.82     4.86     4.89     4.93     4.97
   67    4.66     4.69     4.73     4.76     4.79     4.83     4.86     4.90     4.94     4.98     5.02
   68    4.70     4.73     4.76     4.80     4.83     4.87     4.91     4.94     4.98     5.02     5.07
   69    4.73     4.77     4.80     4.84     4.87     4.91     4.95     4.99     5.03     5.07     5.12
-------------------------------------------------------------------------------------------------------
   70    4.77     4.81     4.84     4.88     4.91     4.95     4.99     5.03     5.08     5.12     5.17
   71    4.81     4.84     4.88     4.92     4.96     5.00     5.04     5.08     5.13     5.17     5.22
   72    4.85     4.88     4.92     4.96     5.00     5.04     5.08     5.13     5.17     5.22     5.27
   73    4.89     4.92     4.96     5.00     5.04     5.08     5.13     5.17     5.22     5.27     5.32
   74    4.92     4.96     5.00     5.04     5.08     5.13     5.17     5.22     5.27     5.32     5.37
-------------------------------------------------------------------------------------------------------
   75    4.96     5.00     5.04     5.08     5.13     5.17     5.22     5.27     5.32     5.37     5.43
-------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                 AGE OF SECONDARY PAYEE
 PAYEE
----------------------------------------------------------------------------------------------
          56       57       58       59       60       61       62       63       64       65
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
   50   $4.31    $4.32    $4.34    $4.35    $4.36    $4.37    $4.38    $4.39    $4.40    $4.41
   51    4.35     4.36     4.3a     4.39     4.40     4.41     4.42     4.43     4.44     4.45
   52    4.39     4.40     4.42     4.43     4.44     4.46     4.47     4.48     4.49     4.50
   53    4.43     4.44     4.46     4.47     4.49     4.50     4.51     4.53     4.54     4.55
   54    4.47     4.48     4.50     4.52     4.53     4.55     4.56     4.58     4.59     4.60
----------------------------------------------------------------------------------------------
   55    4.51     4.53     4.54     4.56     4.58     4.60     4.61     4.63     4.64     4.66
   56    4.55     4.57     4.59     4.61     4.63     4.64     4.66     4.68     4.70     4.71
   57    4.59     4.61     4.63     4.65     4.67     4.69     4.71     4.73     4.75     4.77
   58    4.63     4.66     4.68     4.70     4.72     4.74     4.77     4.79     4.81     4.83
   59    4.68     4.70     4.73     4.75     4.77     4.80     4.82     4.84     4.86     4.89
----------------------------------------------------------------------------------------------
   60    4.72     4.75     4.77     4.80     4.83     4.85     4.88     4.90     4.92     4.95
   61    4.77     4.79     4.82     4.85     4.88     4.91     4.93     4.96     4.99     5.01
   62    4.81     4.84     4.87     4.90     4.93     4.96     4.99     5.02     5.05     5.08
   63    4.86     4.89     4.92     4.96     4.99     5.02     5.05     5.08     5.11     5.14
   64    4.91     4.94     4.98     5.01     5.04     5.08     5.11     5.15     5.18     5.21
----------------------------------------------------------------------------------------------
   65    4.96     4.99     5.03     5.07     5.10     5.14     5.18     5.21     5.25     5.28
   66    5.01     5.04     5.08     5.12     5.16     5.20     5.24     5.28     5.32     5.36
   67    5.06     5.10     5.14     5.18     5.22     5.26     5.31     5.35     5.39     5.43
   68    5.11     5.15     5.19     5.24     5.28     5.33     5.37     5.42     5.46     5.51
   69    5.16     5.20     5.25     5.30     5.34     5.39     5.44     5.49     5.54     5.59
----------------------------------------------------------------------------------------------
   70    5.21     5.26     5.31     5.36     5.41     5.46     5.51     5.56     5.61     5.67
   71    5.27     5.32     5.37     5.42     5.47     5.52     5.58     5.64     5.69     5.75
   72    5.32     5.37     5.43     5.48     5.54     5.59     5.65     5.71     5.77     5.83
   73    5.37     5.43     5.48     5.54     5.60     5.66     5.72     5.78     5.85     5.91
   74    5.43     5.49     5.54     5.60     5.67     5.73     5.79     5.86     5.93     5.99
----------------------------------------------------------------------------------------------
   75    5.48     5.54     5.60     5.67     5.73     5.80     5.86     5.93     6.01     6.08
----------------------------------------------------------------------------------------------

                                   7.03